EXHIBIT 24.1

POLYONE CORPORATION

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of PolyOne Corporation, an Ohio corporation (the “Registrant”), does hereby constitute and appoint each of Kenneth M. Smith, Lisa K. Kunkle and Richard J. Diemer, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of Common Shares of the Registrant issuable in connection with the Registrant’s 2010 Equity and Performance Incentive Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 31st day of May 2012.

/s/ Stephen D. Newlin Stephen D. Newlin Chairman, President, Chief Executive Officer and Director	/s/ Richard J. Diemer, Jr. Richard J. Diemer, Jr. Senior Vice President and Chief Financial Officer

/s/ J. Douglas Campbell J. Douglas Campbell Director	/s/ Carol A. Cartwright Carol A. Cartwright Director

/s/ Richard H. Fearon Richard H. Fearon Director	/s/ Gregory J. Goff Gregory J. Goff Director

/s/ Gordon D. Harnett Gordon D. Harnett Director	/s/ Richard A. Lorraine Richard A. Lorraine Director

/s/ William H. Powell William H. Powell Director	/s/ Farah M. Walters Farah M. Walters Director

/s/ William A. Wulfsohn William A. Wulfsohn Director